
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund 4 Financial Statements for the twelve months ended December
31, 1998 and is qualified in its entirety by reference to such financial information.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                         774,230
<SECURITIES>                                         0
<RECEIVABLES>                                   24,276<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               771,429
<PP&E>                                      35,196,488<F2>
<DEPRECIATION>                            (23,520,471)<F3>
<TOTAL-ASSETS>                              13,245,952
<CURRENT-LIABILITIES>                                0
<BONDS>                                        949,303<F4>
<PREFERRED-MANDATORY>                       16,933,049
<PREFERRED>                                          0
<COMMON>                                             0<F5>
<OTHER-SE>                                 (4,636,400)
<TOTAL-LIABILITY-AND-EQUITY>                13,245,952
<SALES>                                              0
<TOTAL-REVENUES>                             7,169,243<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,434,672<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,154,453
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                              2,565,192<F8>
<CHANGES>                                            0
<NET-INCOME>                                  3,145310<F9>
<EPS-PRIMARY>                                        0<F9>
<EPS-DILUTED>                                        0<F9>

<F1>Includes all receivables grouped in "prepaid expenses and other assets"
on the Balance Sheet.
<F2>Multi-family complexes of $34,849,450 and deferred expenses of $347,038.
<F3>Accumulated depreciation of $23,263,961 and accumulated amortization of deferred expenses of $256,510.
<F4>Represents mortgage notes payable.
<F5>Represents total deficit of the General Partners and Limited Partners of
($304,916) and ($4,331,484), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $2,948,012, real estate taxes of $724,018 and depreciation and amortization of $1,762,642.
<F8>Includes gain on sale of property of $2,960,743, loss from extinguishment of debt of ($389,523) and minority interest of ($6,028).
<F9>Net income allocated $31,452 to the General Partners and $3,113,858 to the
Limited Partners. Average net income per Unit of Limited Partners interest is $103.03 on 30,000 Units outstanding.

